Exhibit 99.1

AEGIS ASSESSMENTS, INC. IS APPROVED FOR QUOTATION ON THE OTCBB AND ANNOUNCES NEW ADVISORY BOARD
Friday, September 5, 2003 NEWPORT

BEACH, CA, Sept. 5 /BUSINESS WIRE/ -- Aegis Assessments, Inc. (OTC Bulletin
Board: AGSI), announced today that its common stock has been approved by the NASD for quotation on the OTC Bulletin Board electronic quotation system under the trading symbol "AGSI". The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter (OTC) equity securities. OTCBB securities are traded by a community of market makers that enter quotes and trade reports.

Aegis Assessments, Inc. has registered with Standard and Poor's ("S&P") for a complete corporate listing and description in Standard and Poor's Corporation Records. Additionally, the company will have its corporate description published in Standard and Poor's Daily News Section. S&P also will initiate financial coverage of Aegis Assessments, Inc. as part of the S&P Market Access Program, including coverage of the company on S&P's Market Access website, as well as S&P Marketscope and the electronic version of S&P Stock Guide database.

Standard and Poor's Corporation Records is a recognized securities manual for the "Blue Sky" Standard Manual Exemption for secondary trading in more than 35 states. Aegis Assessments, Inc.'s listing in Standard and Poor's Corporation Records will assist the brokerage and investment communities in making a market for the Company's common stock. It is recommended that brokers check with their compliance officers or legal counsel for applicable "Blue Sky" laws and regulations pertaining to them.

Aegis's CEO, Eric Johnson, stated, "We are committed to providing the investing public, brokers, financial institutions and analysts with accurate material information about our business, our products and the development of our technologies." Mr. Johnson also disclosed that the Board of Directors of Aegis Assessments, Inc. has authorized the formation of an Advisory Board of subject matter experts in the fields of finance, wireless communications, security, government contracting, military affairs and law enforcement which will provide its collective expertise, experience and advice to the Board of Directors. "The main goals of the Advisory Board will be to introduce Aegis to business contacts that will be beneficial to the company in building its revenue base, and to consult with our technical staff in further improving our wireless technologies," Mr. Johnson said.

The first four members of the Advisory Board include the current Chief Information Officer for the Naval Reserve Security Group Command located in Fort Worth, Texas; a nationally recognized M.D./PhD. who is one of the few certified instructors in medical management of weapons of mass destruction in the world and who serves as an advisor to major government agencies and medical institutions in counter terrorism planning and response; an industrial facility engineer for the U.S. Environmental Protection Agency headquartered in Washington who has been instrumental in providing emergency response planning for the EPA and major oil companies; and an expert in broadband wireless technologies in California who maintains significant relationships with major technology, media, entertainment and leisure companies. The Company will be adding several additional members in the near future. Current information about the Advisory Board and its members will be posted on the Company's website at www.aegiscorporate.com.

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About Aegis Assessments, Inc.

Aegis Assessments, Inc. (OTCBB: AGSI) develops leading edge wireless and security technologies for the U.S. Government, law enforcement, and private corporations for Homeland Security and emergency response applications. Our goal is to be the standard in secure interoperable communication systems that improve emergency response capabilities. Our patent-pending wireless communication solution, the Aegis SafetyNet(TM), operates on a secure wireless network and functions as a collaborative hub and information sharing platform providing high-speed video, audio, and data communication in any type of emergency.


 "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve risks and uncertainties. Statements in this press release other than statements of historical fact are forward-looking statements that are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results, events and performance could vary materially from those contemplated by these forward-looking statements. These statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from results expressed or implied by forward-looking statements. You should not place undue reliance on forward-looking statements, because they involve these risks and uncertainties. You should independently investigate and fully understand all risks before making investment decisions.


FOR MORE INFORMATION, PLEASE CONTACT:

    o   Aegis Assessments, Inc.

    o   Richard Reincke COO, 877.718.7599 ext. 402

    o   Email: RICHARD@AEGISCORPORATE.COM

    o   Website: WWW.AEGISCORPORATE.COM